EXHIBIT 99.1

State Auto Financial reports first quarter 2020 results
•Quarterly loss of $2.62 per share
•Quarterly net loss from operations1 of $0.18 per share
•Quarterly GAAP combined ratio of 107.2
•Return on equity of (8.7)%
•Book value per share of $19.83

COLUMBUS, OHIO - May 6, 2020 - State Auto Financial Corporation (NASDAQ:STFC) today reported a first quarter 2020 net loss of $114.6 million, or $2.62 per diluted share, compared to net income of $49.4 million, or $1.12 per diluted share, for the same 2019 period. Net loss from operations1 per diluted share for the first quarter of 2020 was $0.18 versus net income from operations per diluted share of $0.31 for the same 2019 period.
GAAP Operating Results
STFC’s GAAP combined ratio for the first quarter 2020 was 107.2 compared to 99.7 for the same 2019 period. Catastrophe losses during the first quarter 2020 accounted for 12.7 points of the 72.4 total loss ratio points, or $41.9 million, versus 5.9 points of the 64.2 total loss ratio points, or $17.7 million, for the same period in 2019. First quarter 2020 was impacted by a severe wind and hail storm, including tornadoes, in Tennessee that contributed 8.3 points to the first quarter loss and ALAE ratio, of which 4.6 points were from three commercial losses in Nashville.
Non-catastrophe losses and ALAE during the first quarter 2020 included 3.2 points of favorable development relating to prior years, or $10.5 million, versus 6.9 points of favorable development, or $20.9 million, for the same period in 2019.
SAP Personal and Commercial Operating Results
Net written premium for the first quarter 2020 increased 13.4% compared to the same period in 2019. By insurance segment, net written premium for the personal and commercial segments increased 10.5% and 17.6%, respectively. The increase in the personal segment was primarily due to new business growth and rate increases in homeowners and other personal. The improvement was partially offset by a decrease in net written premiums in personal auto due to declines in new business and retention. The increase in the commercial segment was led by new business growth and rate increases in commercial auto and middle market commercial. The improvement was partially offset by a decrease in net written premiums in workers’ compensation due to continued intense competition in this market.
The SAP personal and commercial segments' combined ratio2 for the first quarter 2020 was 107.3 compared to 99.7 for the same 2019 period. Catastrophe losses during the first quarter 2020 accounted for 12.7 points of the 72.5 total loss ratio points, or $41.8 million, versus 5.8 points of the 63.6 total loss ratio points, or $17.2 million, for the same period in 2019. Non-catastrophe losses and ALAE during the first quarter 2020 included 3.2 points of favorable development relating to prior years, or $10.4 million, versus 7.4 points of favorable development, or $22.2 million, for the same period in 2019.
The exit from our specialty insurance business resulted in the elimination of specialty insurance as a reportable segment as it is no longer material to our results. Specialty results, labeled as "specialty run-off," are included in the SAP Insurance Segment Results table below to enable reconciliation to total underwriting results.
Book Value and Return on Equity
STFC’s book value decreased to $19.83 per share as of March 31, 2020, compared to $22.01 on Dec. 31, 2019. The decrease in book value was driven by the decline in the market value of our equity securities and other invested assets.
Return on stockholders’ equity for the 12 months ended March 31, 2020, was (8.7)% compared to 7.5% for the 12 months ended March 31, 2019.

STFC’s Chairman, President and CEO Mike LaRocco commented on the quarter as follows:
"The COVID-19 pandemic is a test unlike any we’ve faced, as a society and as an insurance industry. Our number one priority is the health and safety of our associates, customers, and agents. I’m enormously proud of the focus and dedication of the State Auto team, which seamlessly moved to almost entirely working from home in a matter of days. It’s a transition that wasn’t even noticed by our policyholders and agents thanks to a culture that made it possible, and investments in technology over the past five years that have made us a leading digital provider of insurance. Our independent agent partners continue to quote, sell and service their books of business uninterrupted through our State Auto Connect digital platform, and customers are served through our Customer Connect portal and the outstanding work of our customer service teams.
"Our 'In This Together' plan, which we announced in April and is pending regulatory approval, will provide a 5% discount on our personal auto policyholders’ premium at their next renewal. This plan properly recognizes both the reduction of miles driven and the likelihood that the impact of the pandemic will not be short-lived. In addition, we continue to encourage enrollment in our usage-based telematics program, and we have seen a marked increase.
"From the very early days of the pandemic, we’ve been working with customers in need of flexibility when it comes to payments and payment plans, and we’ll continue to support them, our agents, associates and communities through this challenge in the months ahead.
"While the pandemic has rightly had much of our attention, first quarter 2020 also demonstrated the exceptional value our Claims and Risk Engineering (CARE) professionals deliver to our customers when they need it most. We were in Nashville within hours of the tornado that tore through the area on March 3. Three large commercial losses totaling 4.6 points drove the higher than anticipated catastrophe loss ratio of 12.7%, versus our five-year average first quarter cat loss ratio of 5.2%.
"In personal lines, we continued progress in our largest line, personal auto, toward improved growth and profitability with the launch of new rates and an updated telematics program that makes it even easier for policyholders to save money through safer driving. Strong growth in our homeowners business continued, with a net written premium increase of 26.7%.
"In commercial lines, the three large Nashville losses drove the poor profit result. However, overall positive momentum in commercial continued in the first quarter. Every line other than workers’ compensation grew, with overall 17.6% net written premium growth for commercial lines. Connect CPP (middle market commercial) launched in March, drawing positive feedback from agents on the efficiency of the platform and overall flexibility of the product. Connect Farm & Ranch launched in February, including three new states and two existing states, fueling nearly 20% growth.
"While the challenges we faced in first quarter 2020 were significant, this was yet another quarter in which there’s clear evidence of our continued progress toward sustained profit and growth. Our investments in technology that began five years ago are paying off, and we’re seeing similar benefits from more recent investments. Areas that we knew needed attention and we focused on are showing signs of improvement. Our rebuilding of State Auto has yielded many benefits, including the ability to navigate the kind of adversity we all face today with confidence. This 99-year-old company has faced significant challenges before, and I am confident that State Auto will rise to this challenge."

About State Auto Financial Corporation
State Auto Financial Corporation, headquartered in Columbus, Ohio, is a super regional property and casualty insurance holding company. STFC stock is traded on the Nasdaq Global Select Market, which represents the top fourth of all Nasdaq listed companies.
The insurance subsidiaries of State Auto Financial Corporation are part of the State Auto Group. The State Auto Group markets its insurance products throughout the United States, through independent insurance agencies. The State Auto Group is rated A- (Excellent) by the A.M. Best Company and includes State Automobile Mutual, State Auto Property & Casualty, State Auto Ohio, State Auto Wisconsin, Milbank, Meridian Security, Patrons Mutual, Rockhill Insurance, Plaza Insurance, American Compensation and Bloomington Compensation. Additional information on State Auto Financial Corporation and the State Auto Insurance Companies can be found online at http://www.StateAuto.com/STFC.
STFC has scheduled a conference call with interested investors for Wednesday, May 6, at 11 a.m. ET to discuss the Company’s first quarter 2020 performance. Live and archived broadcasts of the call can be accessed at http://www.StateAuto.com/STFC. A replay of the call can be heard beginning at 2 p.m., May 6, by calling 855-859-2056, conference ID 3644248. Supplemental schedules detailing the Company’s first quarter 2020 financial, sales and underwriting results are made available on http://www.StateAuto.com/STFC prior to the conference call.
1 Net earnings (loss) from operations, a non-GAAP financial measure which management believes is informative to Company management and investors, differs from GAAP net income (loss) only by the exclusion of net investment gain (loss), net of applicable taxes, on investment activity for the periods being reported. For STFC, this amounted to a loss of $2.44 per diluted share for the first quarter of 2020 versus income of $0.81 per diluted share for the first quarter 2019.
2 Insurance industry regulators require STFC's insurance subsidiaries to report their financial condition and results of operations using Statutory Accounting Practices ("SAP"). The SAP personal and commercial segments' combined ratio is a measure used by management to evaluate STFC’s operating performance for its ongoing operations. Details behind the compilation of these results can be found on pages 15 - 16 of this release.
* * * * *
Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in State Auto Financial's Form 10-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, and other types of catastrophic events. State Auto Financial undertakes no obligation to update or revise any forward-looking statements.

State Auto Financial Corporation

Media contact:
Kyle Anderson, 614-917-5497
Kyle.Anderson@StateAuto.com

or

Investor contact:
Natalie Schoolcraft, 614-917-4341
Natalie.Schoolcraft@StateAuto.com

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

Selected Consolidated Financial Data
($ in millions, except per share amounts)
(unaudited)	Three months ended March 31
	2020	2019
Net premiums written	$346.5	$306.0

Earned premiums	330.5	302.7
Net investment income	18.9	19.4
Net investment (loss) gain	(135.2)	44.9
Other income	0.6	0.6
Total revenue	214.8	367.6

(Loss) income before federal income taxes	(144.0)	61.6

Federal tax (benefit) expense	(29.4)	12.2
Net (loss) income	$(114.6)	$49.4

(Loss) earnings per common share:
- basic	$(2.62)	$1.14
- diluted	$(2.62)	$1.12
(Loss) earnings per share from operations(A):
- basic	$(0.18)	$0.32
- diluted	$(0.18)	$0.31
Weighted average shares outstanding:
- basic	43.7	43.3
- diluted	43.7	43.9
Return on average equity (LTM)	(8.7)%	7.5%
Book value per share	$19.83	$20.67
Dividends paid per share	$0.10	$0.10
Total shares outstanding	43.7	43.3

GAAP ratios:
Cat loss and ALAE ratio	12.7	5.9
Non-cat loss and LAE ratio	59.7	58.3
Loss and LAE ratio	72.4	64.2
Expense ratio	34.8	35.5
Combined ratio	107.2	99.7

(A) Reconciliation of non-GAAP financial measure:
Net (loss) income from operations:
Net (loss) income	$(114.6)	$49.4
Net investment (loss) gain, net of tax	(106.8)	35.8
Net (loss) income from operations	$(7.8)	$13.6

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets
($ and shares in millions, except per share amounts)
(unaudited)	March 31	December 31
	2020	2019
ASSETS
Fixed maturities, available-for-sale, at fair value (amortized cost $2,051.8 and $2,080.0, respectively)	$2,128.3	$2,127.9
Equity securities	275.7	395.2
Other invested assets	54.6	69.7
Other invested assets, at cost	12.5	6.5
Notes receivable from affiliate	70.0	70.0
Total investments	2,541.1	2,669.3

Cash and cash equivalents	126.6	78.0
Accrued investment income and other assets	33.2	31.7
Deferred policy acquisition costs	113.3	111.1
Reinsurance recoverable on losses and loss expenses payable	39.7	13.6
Prepaid reinsurance premiums	7.9	7.5
Due from affiliate	22.5	21.5
Current federal income taxes	6.7	6.3
Net deferred federal income taxes	64.9	42.2
Property and equipment, held for sale	4.2	4.2
Total assets	$2,960.1	$2,985.4

LIABILITIES
Losses and loss expenses payable	$1,086.6	$1,066.5
Unearned premiums	665.7	649.2
Notes payable (affiliates $15.2 and $15.2, respectively)	182.1	122.0
Pension and postretirement benefits	71.5	72.9
Other liabilities	87.5	114.9
Total liabilities	2,093.4	2,025.5

STOCKHOLDERS' EQUITY
Common stock, without par value. Authorized 100.0 shares; 50.6 and 50.4 shares issued, respectively, at stated value of $2.50 per share	126.5	125.9
Treasury stock, 6.9 and 6.9 shares, respectively, at cost	(118.4)	(117.5)
Additional paid-in capital	209.1	206.7
Accumulated other comprehensive loss	(13.7)	(37.9)
Retained earnings	663.2	782.7
Total stockholders' equity	866.7	959.9
Total liabilities and stockholders' equity	$2,960.1	$2,985.4

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income
($ in millions, except per share amounts)
(unaudited)	Three months ended March 31
	2020	2019
Earned premiums	$330.5	$302.7
Net investment income	18.9	19.4
Net investment (loss) gain	(135.2)	44.9
Other income from affiliates	0.6	0.6
Total revenues	214.8	367.6

Losses and loss expenses	239.4	194.3
Acquisition and operating expenses	114.9	107.6
Interest expense	1.2	1.2
Other expenses	3.3	2.9
Total expenses	358.8	306.0

(Loss) income before federal income taxes	(144.0)	61.6
Federal income tax (benefit) expense:
Current	—	(0.4)
Deferred	(29.4)	12.6
Federal income tax (benefit) expense	(29.4)	12.2
Net (loss) income	$(114.6)	$49.4
(Loss) earnings per common share:
Basic	$(2.62)	$1.14
Diluted	$(2.62)	$1.12
Dividends paid per common share	$0.10	$0.10

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Comprehensive (Loss) Income
($ in millions)
(unaudited)	Three months ended March 31
	2020	2019
Net (loss) income	$(114.6)	$49.4
Other comprehensive income (loss), net of tax:
Net unrealized holding gain on available-for-sale investments:
Unrealized holding gain	31.0	34.5
Reclassification adjustments for gains realized in net income	(2.4)	(0.1)
Income tax expense	(6.0)	(7.2)
Total net unrealized holding gain on available- for-sale investments	22.6	27.2
Net unrecognized benefit plan obligations:
Reclassification adjustments for amortization to statements of income:
Prior service credit	(1.6)	(1.6)
Net actuarial loss	3.7	2.4
Income tax expense	(0.5)	(0.2)
Total net unrecognized benefit plan obligations	1.6	0.6
Other comprehensive income	24.2	27.8
Comprehensive (loss) income	$(90.4)	$77.2

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statement of Stockholders' Equity
($ and shares in millions)
(unaudited)	Three Months Ended	Year Ended
	March 31	December 31
	2020	2019
Common shares:
Balance at beginning of year	50.4	50.0
Issuance of shares	0.2	0.4
Balance at period ended	50.6	50.4

Treasury shares:
Balance at beginning of year	(6.9)	(6.8)
Shares acquired on stock award exercises and vested restricted shares	—	(0.1)
Balance at period ended	(6.9)	(6.9)

Common stock:
Balance at beginning of year	$125.9	$125.0
Issuance of shares	0.6	0.9
Balance at period ended	126.5	125.9

Treasury stock:
Balance at beginning of year	$(117.5)	$(117.0)
Shares acquired on stock award exercises and vested restricted shares	(0.9)	(0.5)
Balance at beginning of year and period ended	(118.4)	(117.5)

Additional paid-in capital:
Balance at beginning of year	$206.7	$194.2
Issuance of common stock	1.3	5.1
Stock awards granted	1.1	7.4
Balance at period ended	209.1	206.7

Accumulated other comprehensive loss:
Balance at beginning of the year	$(37.9)	$(96.4)
Total net unrealized holding gain on available-for-sale investments	22.6	60.6
Total net unrecognized benefit plan obligations	1.6	(2.1)
Balance at period ended	(13.7)	(37.9)

Retained earnings:
Balance at beginning of year	$782.7	$712.7
Cumulative effect of change in accounting to establish an allowance for expected credit losses at January 1, 2020	(0.5)	—
Net (loss) income	(114.6)	87.4
Cash dividends paid	(4.4)	(17.4)
Balance at period ended	663.2	782.7
Total stockholders' equity at period ended	$866.7	$959.9

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flow
($ in millions)
(unaudited)	Three months ended
	March 31
	2020	2019
Cash flows from operating activities:
Net (loss) income	$(114.6)	$49.4
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization, net	1.6	3.1
Share-based compensation	0.5	3.8
Net investment loss (gain)	135.2	(44.9)
Changes in operating assets and liabilities:
Deferred policy acquisition costs	(2.2)	(2.4)
Accrued investment income and other assets	(1.5)	(4.1)
Postretirement and pension benefits	(0.9)	(0.1)
Other liabilities and due to/from affiliates, net	(26.2)	(33.6)
Reinsurance recoverable on losses and loss expenses payable and prepaid reinsurance premiums	(26.5)	0.8
Losses and loss expenses payable	19.5	(17.9)
Unearned premiums	16.5	3.3
Deferred tax expense on share-based awards	(0.2)	0.2
Federal income taxes	(29.2)	12.0
Net cash used in operating activities	(28.0)	(30.4)
Cash flows from investing activities:
Purchases of fixed maturities available-for-sale	(122.4)	(137.2)
Purchases of equity securities	(16.1)	(19.5)
Purchases of other invested assets	(6.6)	(1.0)
Maturities, calls and pay downs of fixed maturities available-for-sale	67.9	125.9
Sales of fixed maturities available-for-sale	83.5	65.6
Sales of equity securities	13.2	12.7
Sales of other invested assets	0.4	0.3
Disposals of property and equipment	0.2	—
Net cash provided by investing activities	20.1	46.8
Cash flows from financing activities:
Proceeds from issuance of common stock	1.8	1.0
Payments to acquire treasury stock	(0.9)	(0.5)
Payment of dividends	(4.4)	(4.4)
Proceeds from short-term debt	60.0	—
Net cash provided by (used in) financing activities	56.5	(3.9)
Net increase in cash and cash equivalents	48.6	12.5
Cash and cash equivalents at beginning of period	78.0	59.8
Cash and cash equivalents at end of period	$126.6	$72.3
Supplemental disclosures:
Interest paid (affiliates $0.2 and $0.2, respectively)	$1.2	$1.7

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

Net Investment Income
($ in millions)
(unaudited)
	3/31/2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020
Quarter to Date
Gross investment income:
Fixed maturities	$15.4	$14.7	$14.4	$13.9	$14.5
TIPS	(0.3)	2.6	0.9	0.7	0.6
Total fixed maturities	15.1	17.3	15.3	14.6	15.1
Equity securities	2.8	3.1	3.0	4.3	3.1
Other	1.7	1.4	1.1	1.3	1.0
Total gross investment income	19.6	21.8	19.4	20.2	19.2
Less: Investment expenses	0.2	0.1	0.1	0.2	0.3
Net investment income	$19.4	$21.7	$19.3	$20.0	$18.9

Year to Date
Gross investment income:
Fixed maturities	$15.4	$30.1	$44.5	$58.4	$14.5
TIPS	(0.3)	2.3	3.2	3.9	0.6
Total fixed maturities	15.1	32.4	47.7	62.3	15.1
Equity securities	2.8	5.9	8.9	13.2	3.1
Other	1.7	3.1	4.2	5.5	1.0
Total gross investment income	19.6	41.4	60.8	81.0	19.2
Less: Investment expenses	0.2	0.3	0.4	0.6	0.3
Net investment income	$19.4	$41.1	$60.4	$80.4	$18.9

	3/31/2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020
TIPS, fair value	$147.0	$145.2	$135.3	$135.6	$111.4
TIPS, book value	$140.5	$137.4	$125.9	$126.2	$101.5

Net Investment (Loss) Gain
($ in millions)
unaudited	Three months ended March 31
	2020	2019
Investment gain (loss), net:
Fixed maturities:
Realized gains on sales of securities	3.6	0.1
Realized losses on sales of securities	(1.2)	—
Net gain on fixed maturities	2.4	0.1
Equity securities:
Realized gains (losses) on sales of securities, net	0.9	(1.9)
Unrealized (loss) gain on securities still held, net	(123.3)	44.1
Net (loss) gain on equity securities	(122.4)	42.2
Other invested assets:
Unrealized (loss) gain on securities still held, net	(15.4)	3.9
Net (loss) gain on other invested assets	(15.4)	3.9
Other net realized gain (loss)	0.2	(1.3)
Net (loss) gain on investments	$(135.2)	$44.9

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

Income Taxes
($ in millions)
(unaudited)
The following table sets forth the tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities:
	March 31	December 31
	2020	2019
Deferred tax assets:
Unearned premiums not currently deductible	$27.7	$27.0
Losses and loss expenses payable discounting	10.8	10.6
Postretirement and pension benefits	19.6	20.0
Investments	2.5	—
Other liabilities	10.1	13.4
Net operating loss carryforward	16.9	12.1
Tax credit carryforward	2.0	2.5
Other	0.6	1.1
Total deferred tax assets	90.2	86.7
Deferred tax liabilities:
Deferral of policy acquisition costs	23.8	23.3
Investments	—	21.2
Other	1.5	—
Total deferred tax liabilities	25.3	44.5
Net deferred federal income taxes	$64.9	$42.2

The following table sets forth the components of federal income tax (benefit) expense:
	Three months ended March 31
	2020	2019
(Loss) income before federal income taxes	$(144.0)	$61.6
Federal income tax (benefit) expense
Current	—	(0.4)
Deferred	(29.4)	12.6
Total federal income tax (benefit) expense	(29.4)	12.2
Net (loss) income	$(114.6)	$49.4

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

SAP Personal Insurance Segment Results
(unaudited)
($ in millions)
Three months ended March 31, 2020	Personal Auto	Homeowners	Other Personal	Total

Net written premiums	$104.6	$81.6	$13.3	$199.5
Net earned premiums	104.7	82.7	10.7	198.1
Losses and LAE incurred:
Cat loss and ALAE	0.5	10.7	1.5	12.7
Non-cat loss and ALAE
Prior accident years non-cat loss and ALAE	5.2	2.2	(1.0)	6.4
Current accident year non-cat loss and ALAE	62.0	37.6	4.3	103.9
Total non-cat loss and ALAE	67.2	39.8	3.3	110.3
Total Loss and ALAE	67.7	50.5	4.8	123.0
ULAE	7.3	5.3	0.4	13.0
Total Loss and LAE	75.0	55.8	5.2	136.0
Underwriting expenses	32.8	25.0	4.0	61.8
Net underwriting (loss) gain	$(3.1)	$1.9	$1.5	$0.3

Cat loss and ALAE ratio	0.4%	13.0%	14.0%	6.4%
Non-cat loss and ALAE ratio
Prior accident years non-cat loss and ALAE ratio	5.0%	2.7%	(9.2)%	3.2%
Current accident year non-cat loss and ALAE ratio	59.3%	45.4%	40.0%	52.5%
Total non-cat loss and ALAE ratio	64.3%	48.1%	30.8%	55.7%
Total Loss and ALAE ratio	64.7%	61.1%	44.8%	62.1%
ULAE ratio	6.9%	6.4%	4.0%	6.5%
Total Loss and LAE ratio	71.6%	67.5%	48.8%	68.6%
Expense ratio	31.4%	30.6%	30.0%	31.0%
Combined ratio	103.0%	98.1%	78.8%	99.6%

($ in millions)
Three months ended March 31, 2019	Personal Auto	Homeowners	Other Personal	Total

Net written premiums	$107.7	$64.4	$8.4	$180.5
Net earned premiums	105.4	68.7	7.4	181.5
Losses and LAE incurred:
Cat loss and ALAE	0.9	12.4	0.7	14.0
Non-cat loss and ALAE
Prior accident years non-cat loss and ALAE	(6.8)	0.6	(0.7)	(6.9)
Current accident year non-cat loss and ALAE	65.8	29.9	4.4	100.1
Total non-cat loss and ALAE	59.0	30.5	3.7	93.2
Total Loss and ALAE	59.9	42.9	4.4	107.2
ULAE	7.2	5.2	0.3	12.7
Total Loss and LAE	67.1	48.1	4.7	119.9
Underwriting expenses	32.7	21.8	2.9	57.4
Net underwriting gain (loss)	$5.6	$(1.2)	$(0.2)	$4.2

Cat loss and ALAE ratio	0.8%	18.1%	9.6%	7.7%
Non-cat loss and ALAE ratio
Prior accident years non-cat loss and ALAE ratio	(6.5)%	0.9%	(8.9)%	(3.8)%
Current accident year non-cat loss and ALAE ratio	62.4%	43.6%	58.6%	55.2%
Total non-cat loss and ALAE ratio	55.9%	44.5%	49.7%	51.4%
Total Loss and ALAE ratio	56.7%	62.6%	59.3%	59.1%
ULAE ratio	6.8%	7.5%	4.1%	7.0%
Total Loss and LAE ratio	63.5%	70.1%	63.4%	66.1%
Expense ratio	30.4%	33.7%	34.6%	31.8%
Combined ratio	93.9%	103.8%	98.0%	97.9%

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

SAP Commercial Insurance Segment Results
(unaudited)
($ in millions)
Three months ended March 31, 2020	Commercial Auto	Small Commercial Package	Middle Market Commercial	Workers' Comp	Farm & Ranch	Other Commercial	Total

Net written premiums	$36.4	$31.9	$40.3	$18.8	$14.8	$4.9	$147.1
Net earned premiums	29.0	30.3	36.1	19.7	12.6	4.7	132.4
Losses and LAE incurred:
Cat loss and ALAE	0.3	3.6	24.1	—	0.9	0.2	29.1
Non-cat loss and ALAE
Prior accident years non-cat loss and ALAE	(0.1)	(5.4)	(5.1)	(4.0)	(0.8)	(1.4)	(16.8)
Current accident year non-cat loss and ALAE	16.6	19.1	27.5	13.4	4.0	3.0	83.6
Total non-cat loss and ALAE	16.5	13.7	22.4	9.4	3.2	1.6	66.8
Total Loss and ALAE	16.8	17.3	46.5	9.4	4.1	1.8	95.9
ULAE	1.5	1.6	2.1	1.7	0.5	0.2	7.6
Total Loss and LAE	18.3	18.9	48.6	11.1	4.6	2.0	103.5
Underwriting expenses	12.7	11.8	16.7	8.9	6.7	2.1	58.9
Net underwriting (loss) gain	$(2.0)	$(0.4)	$(29.2)	$(0.3)	$1.3	$0.6	$(30.0)

Cat loss and ALAE ratio	1.1%	12.0%	66.7%	—%	7.3%	3.8%	22.0%
Non-cat loss and ALAE ratio
Prior accident years non-cat loss and ALAE ratio	(0.3)%	(17.8)%	(14.2)%	(20.5)%	(6.4)%	(29.9)%	(12.7)%
Current accident year non-cat loss and ALAE ratio	57.2%	62.8%	76.4%	68.2%	31.6%	63.9%	63.1%
Total non-cat loss and ALAE ratio	56.9%	45.0%	62.2%	47.7%	25.2%	34.0%	50.4%
Total Loss and ALAE ratio	58.0%	57.0%	128.9%	47.7%	32.5%	37.8%	72.4%
ULAE ratio	5.2%	5.3%	5.8%	8.9%	3.9%	4.0%	5.8%
Total Loss and LAE ratio	63.2%	62.3%	134.7%	56.6%	36.4%	41.8%	78.2%
Expense ratio	35.0%	37.0%	41.4%	47.7%	45.5%	41.7%	40.1%
Combined ratio	98.2%	99.3%	176.1%	104.3%	81.9%	83.5%	118.3%

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

($ in millions)
Three months ended March 31, 2019	Commercial Auto	Small Commercial Package	Middle Market Commercial	Workers' Comp	Farm & Ranch	Other Commercial	Total

Net written premiums	$24.0	$30.5	$34.2	$19.5	$12.4	$4.5	$125.1
Net earned premiums	19.7	29.6	30.7	20.5	11.8	4.1	116.4
Losses and LAE incurred:
Cat loss and ALAE	0.1	1.5	1.3	—	0.3	—	3.2
Non-cat loss and ALAE
Prior accident years non-cat loss and ALAE	(1.5)	(4.8)	(3.1)	(4.5)	(0.4)	(1.0)	(15.3)
Current accident year non-cat loss and ALAE	11.9	15.9	26.0	13.6	5.1	2.1	74.6
Total non-cat loss and ALAE	10.4	11.1	22.9	9.1	4.7	1.1	59.3
Total Loss and ALAE	10.5	12.6	24.2	9.1	5.0	1.1	62.5
ULAE	1.3	1.8	1.3	1.6	0.6	0.2	6.8
Total Loss and LAE	11.8	14.4	25.5	10.7	5.6	1.3	69.3
Underwriting expenses	10.7	12.5	14.2	7.4	6.2	2.0	53.0
Net underwriting (loss) gain	$(2.8)	$2.7	$(9.0)	$2.4	$—	$0.8	$(5.9)

Cat loss and ALAE ratio	0.4%	5.1%	4.3%	—%	2.2%	—%	2.7%
Non-cat loss and ALAE ratio
Prior accident years non-cat loss and ALAE ratio	(7.3)%	(16.2)%	(10.2)%	(22.0)%	(3.7)%	(23.5)%	(13.1)%
Current accident year non-cat loss and ALAE ratio	60.2%	53.8%	84.7%	66.4%	43.0%	52.6%	64.1%
Total non-cat loss and ALAE ratio	52.9%	37.6%	74.5%	44.4%	39.3%	29.1%	51.0%
Total Loss and ALAE ratio	53.3%	42.7%	78.8%	44.4%	41.5%	29.1%	53.7%
ULAE ratio	6.6%	6.1%	4.2%	8.1%	5.0%	4.4%	5.9%
Total Loss and LAE ratio	59.9%	48.8%	83.0%	52.5%	46.5%	33.5%	59.6%
Expense ratio	44.8%	41.0%	41.5%	37.9%	50.0%	44.6%	42.4%
Combined ratio	104.7%	89.8%	124.5%	90.4%	96.5%	78.1%	102.0%

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

SAP Insurance Segment Results
(unaudited)
($ in millions)
Three months ended March 31, 2020	Personal & Commercial	Specialty run-off	Total

Net written premiums	$346.6	$(0.1)	$346.5
Net earned premiums	330.5	—	330.5
Losses and LAE incurred:
Cat loss and ALAE	41.8	0.1	41.9
Non-cat loss and ALAE
Prior accident years non-cat loss and ALAE	(10.4)	(0.1)	(10.5)
Current accident year non-cat loss and ALAE	187.5	0.1	187.6
Total non-cat loss and ALAE	177.1	—	177.1
Total Loss and ALAE	218.9	0.1	219.0
ULAE	20.6	—	20.6
Total Loss and LAE	239.5	0.1	239.6
Underwriting expenses	120.7	0.3	121.0
Net underwriting loss	$(29.7)	$(0.4)	$(30.1)

Cat loss and ALAE ratio	12.7%	N/M(1)	12.7%
Non-cat loss and ALAE ratio
Prior accident years non-cat loss and ALAE ratio	(3.2)%	N/M	(3.2)%
Current accident year non-cat loss and ALAE ratio	56.8%	N/M	56.8%
Total non-cat loss and ALAE ratio	53.6%	N/M	53.6%
Total Loss and ALAE ratio	66.3%	N/M	66.3%
ULAE ratio	6.2%	N/M	6.2%
Total Loss and LAE ratio	72.5%	N/M	72.5%
Expense ratio	34.8%	N/M	34.9%
Combined ratio	107.3%	N/M	107.4%

(1) N/M = Not Meaningful

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

($ in millions)
Three months ended March 31, 2019	Personal & Commercial	Specialty run-off	Total

Net written premiums	$305.6	$0.4	$306.0
Net earned premiums	297.9	4.8	302.7
Losses and LAE incurred:
Cat loss and ALAE	17.2	0.5	17.7
Non-cat loss and ALAE
Prior accident years non-cat loss and ALAE	(22.2)	1.3	(20.9)
Current accident year non-cat loss and ALAE	174.7	4.0	178.7
Total non-cat loss and ALAE	152.5	5.3	157.8
Total Loss and ALAE	169.7	5.8	175.5
ULAE	19.5	(0.4)	19.1
Total Loss and LAE	189.2	5.4	194.6
Underwriting expenses	110.4	0.8	111.2
Net underwriting loss	$(1.7)	$(1.4)	$(3.1)

Cat loss and ALAE ratio	5.8%	N/M(1)	5.9%
Non-cat loss and ALAE ratio
Prior accident years non-cat loss and ALAE ratio	(7.4)%	N/M	(6.9)%
Current accident year non-cat loss and ALAE ratio	58.6%	N/M	59.0%
Total non-cat loss and ALAE ratio	51.2%	N/M	52.1%
Total Loss and ALAE ratio	57.0%	N/M	58.0%
ULAE ratio	6.6%	N/M	6.3%
Total Loss and LAE ratio	63.6%	N/M	64.3%
Expense ratio	36.1%	N/M	36.4%
Combined ratio	99.7%	N/M	100.7%

(1) N/M = Not Meaningful
The following table provides a reconciliation of our statutory underwriting results to GAAP consolidated income before federal income taxes for the three months ended March 31, 2020 and 2019:

($ millions)	1Q 2020	1Q 2019
Segment (loss) income before federal income taxes:
Insurance operations:
Personal insurance SAP underwriting gain	$0.3	$4.2
Commercial insurance SAP underwriting loss	(30.0)	(5.9)
Specialty run-off	(0.4)	(1.4)
Total insurance operations	(30.1)	(3.1)
Investment operations:
Net investment income	18.9	19.4
Net investment (loss) gain	(135.2)	44.9
Total investment operations	(116.3)	64.3
All other segments income	0.1	0.1
Reconciling items:
GAAP adjustments	5.9	4.1
Interest expense on corporate debt	(1.2)	(1.2)
Corporate expenses	(2.4)	(2.6)
Total reconciling items	2.3	0.3
Total consolidated (loss) income before federal income taxes	$(144.0)	$61.6